UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JANUARY 16, 2007

THE SINGING MACHINE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code (954) 596-1000

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2007, we entered into Securities Purchase Agreements (the “Purchase Agreements”) with three accredited and/or institutional investors (the “Purchasers”) pursuant to which we agreed to sell and issue an aggregate of 1,800,024 shares of common stock, $.01 par value per share (the “Common Shares”) for an aggregate purchase price of approximately $1,500,000, or a per share purchase price of $0.833. Subject to customary closing conditions as specified in the Purchase Agreements, the closing of the offering is subject to the approval of the American Stock Exchange of the listing of the Common Shares. The parties intend to complete this offering within the next 30 days, assuming all closing conditions are met.

In addition, under the Purchase Agreements we granted the Purchasers “piggy-back” registration rights with respect to the Common Shares on the next registration statement (other than on Form S-8, S-4 or similar Forms) filed by us.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement dated January 16, 2007, by and between The Singing Machine Company, Inc. and Arts Electronics Co., Ltd.

10.2	Securities Purchase Agreement dated January 16, 2007, by and between The Singing Machine Company, Inc. and Gentle Boss Investments Ltd.

10.3	Securities Purchase Agreement dated January 16, 2007, by and between The Singing Machine Company, Inc. and Timemate Industries Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SINGING MACHINE, COMPANY, INC.

Date: January 19, 2007	/s/ Danny Zheng
Danny Zheng Interim CEO